POWER OF ATTORNEY

SELECTED AMERICAN SHARES, INC.

(1933 Act No. 2-10699, 1940 Act No. 811-51)

SELECTED INTERNATIONAL FUND, INC.

(1933 Act No. 2-27514, 1940 Act No. 811-1550)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Arthur Don and Ryan Charles, and each of them, as the undersigned’s attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.

REGISTRANTS:

Selected American Shares, Inc.

Selected International Fund, Inc.

By:	/s/ James McMonagle	Date:	January 24, 2014
James J. McMonagle
Chairman of the Board of Directors

OFFICERS:

(of each Registrant):

/s/ Kenneth Eich	Date:	January 24, 2014
Kenneth Eich
Principal Executive Officer and Executive Vice President of each Registrant

/s/ Douglas Haines	Date:	January 24, 2014
Douglas Haines
Treasurer, Chief Financial Officer and Chief Accounting Officer of each Registrant

DIRECTORS:

(of each Registrant)

/s/ William Barr	Date:	January 24, 2014
William P. Barr
/s/ Francisco Borges	Date:	January 24, 2014
Francisco L. Borges
/s/ Andrew Davis	Date:	January 24, 2014
Andrew A. Davis
/s/ Christopher Davis	Date:	January 24, 2014
Christopher C. Davis
/s/ Katherine MacWilliams	Date:	January 24, 2014
Katherine L. MacWilliams
/s/ James McMonagles	Date:	January 24, 2014
James J. McMonagle
/s/ Richard O’Brien	Date:	January 24, 2014
Richard C. O’Brien

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